“Exhibit 8”

LIST OF SIGNIFICANT SUBSIDIARIES

As at 30 June 2007, the significant subsidiaries of Telecom Corporation of New Zealand Limited and their country of incorporation were:

Subsidiary	Country of Incorporation
AAPT Limited	Australia
PowerTel Limited	Australia
TCNZ Australia Investments Pty Limited	Australia
TCNZ Australia Pty Limited	Australia
TCNZ (Bermuda) Limited	Bermuda
TCNZ Finance Limited	New Zealand
Telecom Cook Islands Limited	Cook Islands
Telecom IP Limited	New Zealand
Telecom Mobile Limited	New Zealand
Telecom New Zealand Finance Limited	New Zealand
Telecom New Zealand Finance (No. 2) Limited	Bermuda
Telecom New Zealand International Australia Pty Limited	Australia
Telecom New Zealand Japan Kabushiki Kaisha	Japan
Telecom New Zealand Limited	New Zealand
Telecom New Zealand UK Limited	United Kingdom
Telecom New Zealand USA Limited	United States
Telecom Southern Cross Finance Limited	Bermuda
Telecom Southern Cross Limited	New Zealand
Telecom Retail Holdings Limited	New Zealand
Xtra Limited	New Zealand

All subsidiaries listed above are 100% owned except for Telecom Cook Islands Limited, which is 60% owned.